Exhibit 99.1

TSX:IN Nasdaq:INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Announces US$4.5 Million Private Placement

Vancouver, BC – February 5th, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq:INM) (TSX:IN), a clinical-stage pharmaceutical company developing medications targeting diseases with high unmet medical need and leading the clinical development of cannabinol (“CBN”), today announced today announced that it has entered into definitive agreements with certain institutional investors to raise aggregate gross proceeds of approximately US$4.5 million at a price of US$4.25 per unit in a private placement of its equity securities. Each unit consists of one common share and 0.66 of a warrant to purchase one common share. Each whole warrant has an exercise price of US$4.85 per share, is exercisable six months following issuance and has a term of five and one half years following issuance. After the placement agent fees and estimated offering expenses payable by the Company, the Company expects to receive net proceeds of approximately US$4.0 million. The offering is expected to close on or about February 12, 2021, subject to customary closing conditions and Toronto Stock Exchange and Nasdaq approval.

InMed intends to use the net proceeds from the offering for working capital purposes.

Roth Capital Partners acted as exclusive placement agent for the transaction.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended, or applicable under state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, InMed has agreed to file a registration statement with the Securities and Exchange Commission within 30 days of the closing to register the resale of the shares of common stock and common shared underlying the issued in the private placement.

No securities will be offered or sold, directly or indirectly, in Canada or to any resident of Canada.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About InMed: InMed Pharmaceuticals is a clinical-stage pharmaceutical company developing a pipeline of cannabinoid-based medications, initially focused on the therapeutic benefits of cannabinol (“CBN”) in diseases with high unmet medical need. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines. For more information, visit www.inmedpharma.com.

Investor Contact: InMed Pharmaceuticals Inc. Brendan Payne, Director - Investor Relations T: +1.604.669.7207 E: info@inmedpharma.com	Edison Group for InMed Pharmaceuticals: Joe Green/Laine Yonker T: +1.646.653.7030/+1.646.653.7035 E: jgreen@edisongroup.com lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: the closing of the offering; the use of the net proceeds; the filing of a registration statement by InMed with the Securities and Exchange Commission within 30 days of closing or at all; and delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: the ability to obtain all necessary regulatory approvals on a timely basis, or at all; the closing of the offering on a timely basis on the terms described herein, or at all; and continued economic and market stability. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: regulatory filings may not be filed or approved on a timely basis, or at all; InMed’s securities issuable in connection with the offering may not be accepted for registration by the Securities and Exchange Commission on a timely basis, or at all; InMed may not be able to advance its other product candidates on a timely basis, or at all; economic or market conditions may worsen; InMed's cannabinoid manufacturing process and drug development programs may not deliver the expected level of results; and InMed may not be able to provide new therapeutic alternatives that benefit patients via cannabinoid-based medicines. A more complete discussion of the risks and uncertainties facing InMed is disclosed in InMed's filings with the Security and Exchange Commission and the most recent Annual Information Form filed with Canadian securities regulatory authorities on SEDAR at www.sedar.com.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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